UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 1, 2006
REYNOLDS AMERICAN INC.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
401 North Main Street
Winston-Salem, North Carolina 27101
(Address of Principal Executive Offices) (Zip Code)
(336) 741-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Effective October 1, 2006, the Board of Directors of Reynolds American Inc. (“RAI”) promoted Jeffrey A. Eckmann, who had been serving as RAI’s Executive Vice President — Strategy and Business Development, to the newly created position of RAI Group President. In this new position, Mr. Eckmann will be responsible for, among other things, managing the following operating companies of RAI — Conwood Company, LLC; Lane, Limited; Santa Fe Natural Tobacco Company, Inc.; and R. J. Reynolds Global Products, Inc.
In connection with Mr. Eckmann’s promotion, and his agreement to extend his projected employment termination date through at least April 30, 2008, the Board approved, upon a recommendation from the Board’s Compensation Committee, the following changes to Mr. Eckmann’s compensation package, effective October 1, 2006: (1) an increase in his annual base salary from $493,600 to $600,000; (2) an extension bonus of $125,000 payable to Mr. Eckmann in October 2006, together with an amount to reimburse him for taxes associated with such bonus; and (3) provided Mr. Eckmann remains employed with RAI through April 30, 2008, a retention bonus of $1,000,000 payable to Mr. Eckmann in May 2008. Mr. Eckmann will continue to have a 75% annual target bonus and a formula for grants under RAI’s Long-Term Incentive Plan equal to up to three times his base salary, in addition to his other current benefits.
The payment of the retention bonus will be subject to the terms of the Retention Trust Agreement, dated May 19, 1998, between R.J. Reynolds Tobacco Holdings, Inc. (formerly RJR Nabisco Inc.) and Wachovia Bank, N. A., as amended (the “Retention Trust”). Pursuant to the Retention Trust, if, prior to April 30, 2008, Mr. Eckmann’s employment (1) were involuntarily terminated by RAI without cause, as defined therein, then Mr. Eckmann would receive a pro rata portion of the retention bonus, provided, however, that if such termination occurred after a change of control, as defined therein, Mr. Eckmann would receive the full amount of the retention bonus, (2) were terminated as a result of death or permanent disability, then Mr. Eckmann or his estate, as the case may be, would receive the full amount of the retention bonus following such event and (3) were terminated for any other reason, then Mr. Eckmann would forfeit his right to receive any part of the retention bonus. The foregoing description of the Retention Trust is qualified in its entirety by the complete text of the Retention Trust (which is incorporated herein by reference from Exhibit 10.6 to RJR Nabisco Holdings Corp.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and Exhibit 10.56 to RAI’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 3, 2006).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 5, 2006

REYNOLDS AMERICAN INC.
By:		/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

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